Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Pennsylvania Dividend Advantage
Municipal Fund -
333-58482, 811-09457


On May 17, 2001, under Conformed Submission
Type 497, accession number, 0000950137-01-
501681,
a copy of the final prospectus containing a description of the additional preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.